Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-260245, 333-261537) on Form S-8 of our report dated April 8, 2022, with respect to the consolidated financial statements of GitLab Inc.

/s/ KPMG LLP
Pittsburgh, Pennsylvania
April 8, 2022